Exhibit 10.12

Deed of Amendment No. 5

The Ensco Multinational Savings Plan

14 May 2012

between

Citco Trustees (Cayman) Limited

(as Trustee)

and

Ensco plc

This Deed of Amendment is made the 14th day of May 2012

Between:

(1)	Citco Trustees (Cayman) Limited, a trust company incorporated under the laws of the Cayman Islands whose registered office is at 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman, KY1-1205, Cayman Islands (“Trustee”); and

(2)	Ensco plc of 6 Chesterfield Gardens, 3rd Floor, London, W1J 5BQ, England (“Ensco”)

Whereas:

(A)	This deed is supplemental to:

(i)	a trust deed dated 31 December 2008 (the “Trust Deed”) made between the Trustee and Ensco International Incorporated as the Plan Sponsor establishing the trust known as the Ensco Multinational Savings Plan;

(ii)	an amended and restated trust deed (the “Amended and Restated Deed”) dated 16 February 2009 made between the Trustee and Ensco International Incorporated as the Plan Sponsor;

(iii)	a first deed of amendment (the “First Deed of Amendment”) dated 25 September 2009 made between the Trustee and Ensco International Incorporated as the Plan Sponsor; and

(iv)	a second deed of amendment (the “Second Deed of Amendment”) dated 21 December 2009 made between the Trustee and Ensco International Incorporated as the Plan Sponsor

(v)	a third deed of amendment (the “Third Deed of Amendment”) dated 4 November 2010 made between the Trustee and Ensco plc as the Plan Sponsor

(vi)	a fourth deed of amendment the (the “Fourth Deed of Amendment”) dated 1 January 2012 made between the Trustee and Ensco plc as the Plan Sponsor the Trust Deed as amended being hereinafter referred to as the “Trust”.

(B)	Each outstanding American Depositary Share, evidenced by an American Depositary Receipt, which represents a Class A ordinary share of Ensco plc (each an “ADS”) will be converted to a Class A ordinary share of Ensco plc effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder;

(C)	The Trustee wishes to exercise the power of amendment conferred by Clause 24 of the Trust in the manner set out below and intends that Clause 2 of this deed shall serve as the Certification in relation to the amendments.

(D)	Ensco wishes to consent to the proposed amendments as set out in this deed to be made to the Trust.

(E)	Ensco confirms that notice of the proposed amendments as set out in this deed has been given to the Participants.

This Deed witnesses

and it is hereby agreed

and declared as follows:

1	Definitions and Construction

In this deed, where the context allows:

1.1	the definitions and rules of construction contained in the Trust shall apply and, subject to that, the following definition shall apply:

1.2	“Effective Date” means the “Termination Date” which is the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder.

2	Amendments

2.1	In exercise of its powers under Clause 24 of the Trust and all other relevant powers and with the consent of the Company, and in compliance with the requirements contained in Clause 24 of the Trust, the Trustee hereby amends the Trust with effect from the date of this deed as follows:

Clause 3.14 of the Rules is hereby deleted and replaced with the following:

“From and after the Effective Date, no Participant may direct more than twenty-five per cent (25%) of his total Participant Contributions and his Employer Contributions to be invested in the Class A ordinary shares of the Plan Sponsor (“Shares”). Should a Participant act contrary to this provision, the Employer may reallocate the amounts so directed by the Participant, so that any amount but for the restrictions set out in this Rule 3.14 that would otherwise be used to purchase Shares is instead invested in the Plan’s money market account. Furthermore, no Participant may direct the sale of any assets in his Participant Account and reinvest in Shares if such sale and reinvestment would directly result in the Participant Account holding more than twenty-five per cent (25%) by value of its assets in Shares provided however that the value of any Shares held in a Participant Account may exceed twenty-five per cent (25%) of the total value of a Participant Account through appreciation or depreciation of the value of assets in the Participant Account, or if the concentration of Shares exceeded twenty-five (25%) prior to the Effective Date.”

3	Certification

The Trustee hereby certifies that, in its opinion, the amendments set out in Clause 2 of this deed do not materially prejudice the interests of the Participants as at the Effective Date and do not operate to release the Trustee from any responsibility to the Participants.

4	Consent

Ensco hereby consents to the amendments to the Trust as set out herein.

5	Confirmation

Except as specifically amended herein, all the provisions of the Trust (as previously amended) shall remain in full force and effect, and the Trust as further amended herein shall be read as a single, integrated document with all terms used in this amendment not defined herein having the meanings set forth in the Trust.

6	Governing Law

Cayman Islands law shall govern the construction and interpretation of this deed and the parties hereby submit to the non-exclusive jurisdiction of the courts of the Cayman Islands.

In witness whereof this instrument has been executed and delivered the day and year first above written.

Executed as a deed and delivered by the said CITCO TRUSTEES (CAYMAN) LIMITED by its common seal being affixed in the presence of Witness	) ) ) )	CITCO TRUSTEES (CAYMAN) LIMITED

Executed as a deed by Ensco plc	) ) ) )	/s/ Daniel W. Rabun Director /s/ Brady K. Long Director/Secretary